POWER OF ATTORNEY

The undersigned constitutes each of Michael G. Clarke, J. Kevin Connaughton, Joseph D’Allessandro, Joseph F. DiMaria, Paul Goucher, Ryan C. Larrenaga, John M. Loder, Brian D. McCabe, Christopher O. Petersen, Scott Plummer, Bruce Rosenblum and Stephen T. Welsh, individually, as my true and lawful attorney, with full power to each of them to sign for me and in my name, in my capacity as a trustee of Columbia Funds Variable Insurance Trust, the registration statements on Form N-14 and any and all amendments thereto filed with the Securities and Exchange Commission in connection with the acquisition of the assets and the assumption of the liabilities by the indicated series of Columbia Funds Variable Insurance Trust of the indicated series of Columbia Funds Variable Series Trust II (formerly, RiverSource Variable Series Trust):

Selling Fund(s)	Buying Fund
RiverSource Variable Portfolio – Strategic Income Fund	Columbia Variable Portfolio – Strategic Income Fund

This Power of Attorney authorizes the above individuals to sign the undersigned’s name and will remain in full force and effect until specifically rescinded by the undersigned.

The undersigned specifically permits this Power of Attorney to be filed, as an exhibit to any such registration statement on Form N-14 or any amendment thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the date indicated.

/s/ David M. Moffett
David M. Moffett Dated: July 5, 2011